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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) September 30, 2004


                             Salon Media Group, Inc.
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             (Exact name of registrant as specified in its charter)

          Delaware                       0-26395                 94-3228750
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(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)               File Number)           Identification No.)

              22 Fourth Street, 11th Floor, San Francisco, CA 94103
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               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code: (415) 645-9200

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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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Item 1.01.  Entry Into a Material Definitive Agreement

The Securities Purchase Agreement dated as of June 4, 2004 (the "Purchase Agreement") was amended by a majority of the Purchasers and Salon Media Group, Inc. ("Salon" or "the Company") on September 30, 2004. The amendments included:

1. Extending the closing date of the issuance of Series D-2, D-3, D-4 and D-5 preferred stock from no later that the 25th calendar day of the final month of each quarter to in addition allow Salon to fix the closing date to a later date at its sole discretion after giving notice to a Purchaser.
2. Clarifying the parties' intent that future shares of Series D-2, D-3, D-4 and D-5 preferred stock by Purchasers is voluntary, not mandatory.
3.   Removing all references to "pro-rata" in Section 3.1
4. Restating Schedule A to reflect the issuance of 208 shares of Series D-2 preferred stock and a warrant to purchase 340,363 shares of Salon's common stock to John Warnock, a Director of Salon, for which Salon received $249,600 in cash.

The Purchasers who amended the Purchase Agreement included John Warnock, a Director of Salon, William Hambrecht, the father of Elizabeth Hambrecht, Salon's President, Chief Financial Officer and Secretary, and HAMCO Capital Corporation, an entity that William Hambrecht and Elizabeth Hambrecht have an ownership interest therein.

Item 3.02.  Unregistered Sales of Equity Securities

The Purchase Agreement, as amended, facilitated the issuance of 208 shares of Series D-2 preferred stock at $1,200 per share and the issuance of a warrant to purchase 340,363 shares of Salon's common stock at an exercise price of $0.1265 per share to John Warnock, a Director of Salon, for which Salon received $249,600. The funds received will be used for working capital and other general corporate purposes.

The securities were issued to an "accredited investor" as that term is defined in Rule 501(a) under the Securities Act.of 1933 and pursuant to an exemption from the registration requirements of the Securities Act of 1933 set forth in
Section 506 of Regulation D.

The 208 shares of Series D-2 preferred stock issued are convertible into, and have the voting rights of, approximately 2.3 million shares of common stock of Salon. Following the transaction, John Warnock owns approximately 79.5 million shares of common stock and shares of common stock issuable upon conversion of the shares of preferred stock he holds, all with voting rights, or approximately 41% of all such securities. In addition, John Warnock has warrants to purchase approximately 8.9 million shares of common stock.

The Series D-2 preferred stock is convertible into common stock of Salon at the conversion rate determined by dividing the Series D-2 preferred stock per share price of $1,200 by the Series D-2 conversion price of $0.11. The Series D-2 preferred stock conversion price is subject to downward adjustment in the event of certain subsequent Company stock issuances. The conversion to common stock can take place after Salon has amended its Certificate of

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Incorporation and upon securing approval by the Board of Directors and stockholders to increase the authorized number of shares of the Company's common stock. Salon anticipates acquiring the prerequisite approval at its next shareholder meeting currently scheduled for November 10, 2004.

The warrant issued may be exercised at any time until September 30, 2007. In the event of a change in control within the exercise period, Salon will give the warrant holder thirty (30) days advance notice of the effective date of such transaction, and to the extent the warrant has not been exercised in full by the effective date of such transaction, the warrant will terminate. The exercise price of the warrant may be adjusted downward in the event of certain subsequent Company stock issuances. In the event of exercise, the resulting shares of common stock may not be sold, or offered for sale for a one-year period. The exercise of the warrant can take place after Salon has amended its Certificate of Incorporation and upon securing approval by the Board of Directors and stockholders to increase the authorized number of shares of the Company's common stock.

The Purchase Agreement and the Certificate of Designation of Preferences and Rights of the Series D-1 Preferred Stock, Series D-2 Preferred Stock, Series D-3 Preferred Stock, Series D-4 Preferred Stock and Series D-5 Preferred Stock, collectively, the "Series D preferred stock" allows for the sale and issuance of an additional 1,1460 shares of Series D preferred stock, for which Salon could receive approximately $1.8 million.

The Series D-2 Preferred Stock, warrants, and underlying shares of common stock have not been registered for sale under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration under such Act or an applicable exemption from registration requirements.

The foregoing description of the private placement is qualified in its entirety by reference to the Certificate of Designation of Preferences and Rights of the Series D-1 Preferred Stock, Series D-2 Preferred Stock, Series D-3 Preferred Stock, Series D-4 Preferred Stock and Series D-5 Preferred Stock and the Purchase Agreement, copies of which were filed with the Current Report dated June 16, 2004 as Exhibits 3.4.3, and 4.2.82, and each of these exhibits is incorporated herein by reference. In addition, the foregoing description of the private placement is qualified in its entirety by reference to Amendment No.1 To Securities Purchase Agreement and the Common Stock Purchase Warrant, copies of which are filed with this current report as Exhibits 4.2.84 and 4.2.85, and each of these exhibits is incorporated herein by reference.

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Item 9.01.  Financial Statements and Exhibits

Exhibit No.      Description
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  4.2.84         Amendment No.1 To Securities Purchase Agreement dated as of
                 September 30, 2004.

  4.2.85 Common Stock Purchase Warrant dated September 30, 2004 issued by Salon Media Group, Inc.




SIGNATURE
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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       SALON MEDIA GROUP, INC.


Dated: 10/6/04                         /s/ Elizabeth Hambrecht
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                                       Elizabeth Hambrecht, President,
                                       Chief Financial Officer, and Secretary

















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